MCB FINANCIAL CORPORATION
                        1248 Fifth Avenue
                      San Rafael, CA 94901

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held May 21, 1997

        TO THE SHAREHOLDERS OF MCB FINANCIAL CORPORATION:

  NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 1997 Annual Meeting of Shareholders (the "Meeting") of MCB Financial Corporation ("MCB Financial") will be held at MCB Financial, 1248 Fifth Avenue, San Rafael, California 94901, on Wednesday, May 21, 1997 at 5:30 p.m., for the purpose of considering and voting on the following matters:

  1. Election of Directors. To elect the following eight persons to the Board of Directors of MCB Financial to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have been qualified:

John Cavallucci              Gary T. Ragghianti
Robert E. Eklund             Michael J. Smith
Timothy J. Jorstad           Edward P. Tarrant
Catherine H. Munson          Randall J. Verrue

  2. Ratification of Independent Public Accountants. To ratify the selection of Deloitte & Touche LLP to serve as MCB
Financial's independent auditors for the year ending December 31, 1997.

  3. Other Business. To transact such other business as may properly come before the Meeting and any other adjournment or adjournments thereof.

  Only those shareholders of record at the close of business on March 21, 1997 will be entitled to notice of and vote at the Meeting.

  It is very important that every shareholder vote. We urge you to sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the Meeting in person. If you do attend the Meeting, you may then withdraw your proxy. If you do not attend the Meeting, you may revoke the proxy prior to the time it is voted by notifying the Corporate Secretary in writing to that effect or by filing a later dated proxy.

  In order to facilitate the provision of adequate accommodations, please indicate on the proxy whether or not you expect to attend the Meeting.

DATED:  APRIL 21, 1997

                          BY ORDER OF THE BOARD OF DIRECTORS



                          Tina DeLeese, Corporate Secretary



                    MCB FINANCIAL CORPORATION
                        1248 Fifth Avenue
                      San Rafael, CA 94901

        1997 ANNUAL MEETING OF MCB FINANCIAL SHAREHOLDERS

Introduction
  This Proxy Statement is being furnished to MCB Financial Shareholders in connection with the solicitation of proxies by the MCB Financial Board of Directors for use at the 1997 Annual Meeting of Shareholders of MCB Financial to he held on Wednesday, May 21, 1997 at 5:30 p.m. at MCB Financial's office, 1248 Fifth Avenue, San Rafael, California 94901, and at any adjournments thereof ("MCB Financial Meeting"). This Proxy Statement, the attached notice and the enclosed form of proxy are first being mailed to MCB Financial Shareholders on or about April 21, 1997.

Matters to Be Considered
  At the MCB Financial Meeting, MCB Financial Shareholders will be asked to (i) elect a board of eight directors (see "ELECTION OF DIRECTORS," herein); (ii) ratify the selection of Deloitte & Touche LLP to serve as MCB Financial's independent auditors for the year ending December 31, 1997 (see "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS," herein); and (iii) transact such other business as may properly come before the MCB Financial Meeting and any and all other adjournments thereof (see "OTHER MATTERS," herein).

Record Date; Voting Information
  The close of business on March 21, 1997 was the record date ("Record Date") for determining which of the MCB Financial Shareholders were entitled to receive notice of and to vote at the MCB Financial Meeting. On the Record Date, there were 947,042 shares of MCB Financial Common Stock outstanding, held by 454 holders of record. Each holder of MCB Financial Common Stock will be entitled to one vote, in person or by proxy, for each share of MCB Financial Common Stock standing is his name on the books of MCB Financial as of the Record Date on any matter submitted to the vote of the MCB Financial Shareholders at the MCB Financial Meeting, except that, in connection with the election of directors, the shares are entitled to be voted cumulatively.

  Cumulative voting entitles a MCB Financial Shareholder to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or to distribute his votes among as many candidates as the shareholder thinks fit. However, no shareholder is entitled to cumulate votes unless such nominee's name has been placed in nomination prior to the vote and the shareholder has given notice before the voting, of his intention to vote shares cumulatively. If any shareholder has given such notice, all shareholders may cumulate their votes for nominees. The Board of Directors does not, at this time, intend to cumulate the votes it may hold pursuant to the proxies solicited herein. If, however, other director nominations are made, the Board of Directors intends to cumulate votes in such a manner as to elect the maximum number of the Board of Directors' nominees. Therefore, discretionary authority to cumulate votes in such an event is solicited in this Proxy Statement and in such an event the accompanying proxy grants discretionary authority to the proxy holders to cumulate votes for the election or directors.

Voting of Proxies; Revocability
  A proxy for use at the MCB Financial Meeting is enclosed. All shares of MCB Financial Common Stock represented by properly executed proxies received by MCB Financial will, unless revoked, be voted at the MCB Financial Meeting in accordance with the instructions on such proxies. If no instruction is specified with regard to a matter to be considered, the shares of MCB Financial Common Stock represented by the proxy will be voted in favor of (i) electing the eight nominees for directors; and (ii) ratifying the selection of Deloitte & Touche LLP to serve as MCB Financial's independent auditors for the year ending December 31, 1997.

  The proxy also confers discretionary authority to vote the shares represented thereby in accordance with the recommendations of the MCB Financial Board of Directors on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the MCB Financial Meeting and the election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve. If any other business is properly presented at the MCB Financial Meeting, the proxy will be voted in accordance with the recommendation of the MCB Financial Board of Directors.

  Any MCB Financial Shareholder may revoke his proxy at any time before it is voted by filing with MCB Financial's Corporate Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the MCB Financial Meeting and advising the Chairman of his election to vote in person. A proxy may also be revoked if written notice of the death or incapacity of the MCB Financial Shareholder is received by MCB Financial before the vote pursuant to that proxy is counted.

Solicitation of Proxies
  This solicitation of MCB Financial Shareholders is being made by the Board of Directors of MCB Financial. The expense of preparing, assembling, printing and mailing this Proxy Statement to MCB Financial Shareholders and the materials used in the solicitation of proxies for the MCB Financial Meeting will be borne by MCB Financial. MCB Financial contemplates that the proxies will be solicited principally through the use of the mail, but officers, directors and employees of MCB Financial may solicit proxies personally or by telephone or telegraph without receiving special compensation therefor. In addition, MCB Financial may use the services of individuals or companies, including a proxy solicitation firm, it does not regularly employ in connection with the solicitation of proxies if deemed advisable by the MCB Financial Board of Directors. Although there are no formal agreements to do so, MCB Financial will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to MCB Financial Shareholders, and will reimburse such other expenses as may be incurred by any proxy solicitation firm engaged by MCB Financial.

Required Vote
  Except as specifically noted below, each of the proposals described in this Proxy Statement requires the affirmative vote of a majority of the shares of MCB Financial's Common Stock represented and voting at the Annual Meeting of Shareholders where a quorum is present. In the election of directors, the eight directors receiving the most votes will be elected. If any proposal requires the affirmative vote of the holders of a specified percentage of MCB Financial's outstanding shares of Common Stock, abstaining and broker non-votes will have the same effect as a negative vote.

Security Ownership of Certain Beneficial Owners
  Except as set forth below, management knows of no persons who own beneficially more than five percent of the outstanding shares of MCB Financial Common Stock. The following table provides certain information as of March 21, 1997, with respect to the only person who owns beneficially in excess of five percent of MCB Financial Common Stock:

                                 Amount
                               and Nature
                 Name and     of Beneficial   Percent of
                Address of
  Title of      Beneficial      Ownership        Class
    Class          Owner

Common Stock   John             155,078        16.02%
               Cavallucci
               1248 Fifth
               Avenue
               San Rafael,
               CA 94901

Common Stock   Martin            58,110         6.16%
               Bramante
               Velia
               Bramante
               P.O. Box 2126
               San Rafael,
               CA 94901



Security Ownership of Management
  The following table provides certain information, as of March 21, 1997, with respect to the beneficial ownership of shares of MCB Financial Common Stock by each MCB Financial director and nominee, each executive officer3and by all of the directors and executive officers of MCB Financial as a group. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed.

                     Name and             Amount and    Percent
                                          Nature of
 Title of      Address of Beneficial      Beneficial      of
   Class              Owner              Ownership     Class
  Common    John Cavallucci                155,078     16.02%
   Stock
  Common    Robert E. Eklund                18,823       1.98%
   Stock
  Common    Timothy J. Jorstad              23,288       2.44%
   Stock
  Common    Catherine H. Munson             19,451       2.04%
   Stock
  Common    Gary T. Ragghianti              12.208      1.28%
   Stock
  Common    Michael J. Smith                18,391      1.93%
   Stock
  Common    Edward P. Tarrant               21,448      2.25%
   Stock
  Common    Randall J. Verrue               17,799      1.87%
   Stock
  Common    Charles O. Hall                 17,325      1.80%
   Stock
  Common    Brian M. Riley                   7,350          *
   Stock
  Common    Current Directors and
   Stock    Executive
            Officers as a Group (10       312,161     30.70%
            persons)
*Less than one percent (*)
Changes in Control
  Management of MCB Financial is not aware of any arrangement which may, at a subsequent date, result in a change of control of MCB Financial.

  Prior to September 30, 1993, Mr. Cavallucci owned 100% of the issued and outstanding common stock of MCB Financial. Mr. Cavallucci's ownership reflected the initial capitalization of MCB Financial, in the amount of $150, through his purchase on January 21, 1993 of 100 shares of MCB Financial Common Stock at $1.50 per share. Mr. Cavallucci used his personal funds to capitalize MCB Financial. In accordance with the terms of a stockholder agreement and a plan of reorganization, on September 30, 1993, upon consummation of the reorganization of Metro Commerce into the wholly-owned subsidiary of MCB Financial, these 100 shares were repurchased by MCB Financial and canceled, and 804,194 shares of MCB Financial Common Stock were issued to Metro Commerce 's shareholders in exchange for their shares of Metro Commerce Common Stock at a rate of one share of MCB Financial Common Stock for one share of Metro Commerce Common Stock. Mr. Cavallucci's ownership interest in MCB Financial after consummation of the reorganization was the same as his ownership interest in Metro Commerce prior to the reorganization. (See "INFORMATION CONCERNING THE BUSINESS AND PROPERTIES OF MCB FINANCIAL -- MCB Financial," herein.) As of March 21, 1997, Mr. Cavallucci is the beneficial owner of 16.02% of MCB Financial Common Stock.

Recommendations
  MCB Financial's Board of Directors unanimously recommends electing the eight nominees to the MCB Financial Board of Directors and ratifying Deloitte & Touche LLP as MCB Financial's independent auditors for the year ending December 31, 1997.
These proposals are discussed in greater detail in the sections of this Proxy Statement.

                          PROPOSAL ONE:
                      ELECTION OF DIRECTORS

  MCB Financial's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors or the shareholders but may not be less than seven nor more than thirteen. The number of directors is currently fixed at eight members. MCB Financial Shareholders are being asked to elect eight persons named below, who are currently serving as directors of MCB Financial and are the nominees of the Board of Directors for reelection as directors of MCB Financial, to serve until the 1998 Annual Meeting of Shareholders of MCB Financial and until their successors are elected and have been qualified. Each of the nominees listed below has consented to be named as a nominee and to serve if elected to the MCB Financial Board of Directors. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of said eight nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the shares represented by the proxies solicited will be voted for the election of such substitute nominee, if any, as shall be designated by the MCB Financial Board of Directors. The MCB Financial Board of Directors has no reason to believe that any nominees will become unavailable to serve if elected. Each of the nominees also serves as a director of Metro Commerce. It is intended that each person elected a director of MCB Financial will also be elected a director of Metro Commerce.

                                     Metro      MCB
                        Present      Commer  Financial
                      Position(s)      ce
                       with MCB      Direct  Director
                       Financial       or
    Name       Age     and Metro     Since     Since
                      Commerce
John           55   Chairman,         1991     1993
Cavallucci          President and
                    Chief Executive
                    Officer of MCB
                    Financial;
                    Chairman and
                    Chief Executive
                    Officer of
                    Metro Commerce
Robert E.      62   Director          1989     1993
Eklund
Timothy J.     45   Director          1989     1993
Jorstad
Catherine H.   69   Director          1989     1993
Munson
Gary T.        53   Vice Chairman     1989     1993
Ragghianti
Michael J.     56   Director          1989     1993
Smith
Edward P.      53   Director          1989     1993
Tarrant
Randall J.     53   Director          1989     1993
Verrue


Biographical Information of Directors
  The following sets forth certain biographical information, present occupation and business experience for at least the past five years, of each of the nominees for director.

John           Director  of Metro Commerce since November  1991;
Cavallucci     Chairman of Metro Commerce and MCB Financial since
               May 1996;   Chief
               Executive   Officer  of  Metro   Commerce   since
               December  1995;  President  and  Chief  Executive
               Officer  of Metro Commerce from January  1992  to
               December  1995;  Director,  President  and  Chief
               Executive Officer of MCB Financial since  January
               1993.

Robert E.      President    and    Architect,   Robert    Eklund
Eklund         Architecture and Planning, Inc., an architectural
               firm.

Timothy J.     President   and   certified  public   accountant,
Jorstad        Jorstad,  Inc.,  a  certified  public  accounting
               firm.

Catherine H.   President, Lucas Valley Properties, Inc., a  real
Munson         estate  firm; also General Partner, McInnis  Park
               Golf Center, since 1992.

Gary T.        Attorney and President, Gary T. Ragghianti, Inc.
Ragghianti

Michael J.     General   Partner,  Shimek/Smith,  a   car   care
Smith          business  since  July  1993;  Broker  and  owner,
               Waterford Associates, LLC, a real estate firm from October 1990 to present.

Edward P.      Principal  and Owner, Tarrant-Bell Properties,  a
Tarrant        property development and management company.

Randall J.     President   and  Chief  Executive  Officer,   HCV
Verrue         Pacific  Partners,  a real estate  company  since
               September 1989.

Meetings of the Board of Directors and Committees of MCB
Financial
  The Board of Directors of MCB Financial held five meetings during 1996. MCB Financial does not have an Audit Committee, Personnel Committee or a Nominating Committee; the Board of Directors performs such functions. During 1996 all of the directors of MCB Financial attended at a minimum 75 percent of all meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors of Metro Commerce held twelve meetings during 1996. The Board of Directors of Metro Commerce has an Audit Committee and a Personnel Committee. Metro Commerce does not have a Nominating Committee; the Board of Directors performs such functions.

  The Audit Committee currently consists of Timothy J. Jorstad, Chairman, Charles O. Halll, Edward P. Tarrant and Randall J. Verrue. The Audit Committee held six meetings during 1996. The Audit Committee's function is to monitor MCB Financial's financial organization and financial reporting, monitor and analyze the results of external and regulatory examinations and recommend the appointment of and oversee the independent auditor.

  The Personnel Committee currently consists of Catherine H. Munson, Chairwoman, Charles O. Hall, Robert E. Eklund and Gary T. Ragghianti. The Personnel Committee held one meeting during 1996. The Personnel Committee's function is to review compensation of Metro Commerce's executive officers and make recommendations to the Board of Directors regarding compensation.

  During 1996, all of the directors of Metro Commerce attended at a minimum 75 percent of all meetings of the Board of Directors.

Compensation of Directors
  Each Metro Commerce director receives an annual retainer of $9,600 for their services. MCB Financial directors do not receive any compensation for their services.

Executive Officers
  The following table sets forth certain information, as of March 21, 1997, with respect to the current executive officers of MCB Financial and Metro Commerce.

                             Present Position(s) with
Name           Age      MCB Financial and Metro Commerce17

John           55   Chairman, President and Chief Executive
Cavallucci          Officer of MCB Financial; Chairman and
                    Chief Executive Officer of Metro Commerce

Charles O.     42   Director of Metro Commerce, President/Chief
Hall                Operating Officer and Chief Credit Officer
                    of Metro Commerce


Brian M.       32   Chief Financial Officer of MCB Financial
Riley               and Executive Vice President/Cashier and
                    Chief Financial Officer of Metro Commerce



Business Experience
  The following sets forth the business experience, for at least the past five years, of each of MCB Financial's and Metro
Commerce's executive officers.

John Cavallucci       Information concerning the business
                      experience of Mr. Cavallucci is
                      provided under the section entitled
                      "Biographical Information of
                      Directors."

Charles O. Hall       Director and President/Chief Operating
                      Officer and Chief Credit Officer of
                      Metro Commerce since December 1995;
                      Executive Vice President/Chief Credit
                      Officer of Metro Commerce from March
                      1992 to December 1995.

Brian M. Riley        Executive Vice President/Cashier and
                      Chief Financial Officer of Metro
                      Commerce since December 1994; Senior
                      Vice President/ Cashier and Chief
                      Financial Officer of Metro Commerce
                      from August 1992 to December 1994;
                      Chief Financial Officer of MCB
                      Financial since January 1993; various
                      positions with Chino Valley Bank from
                      March 1984 to August 1992, most
                      recently as Vice President/Finance and
                      Accounting.


   EXECUTIVE COMPENSATION OF MCB FINANCIAL AND METRO COMMERCE

  The following table sets forth compensation information with respect to MCB Financial's and Metro Commerce's Chief Executive Officer and two highest compensated other named executive officers of Metro Commerce who served as such at year end 1996 and whose total annual salary and bonus exceeded $100,000. Comparative data is also provided for the two previous fiscal years, where applicable. No cash compensation was paid by MCB Financial to any named executive officer; however, each named executive officer of MCB Financial also serves as an executive of Metro Commerce and receives compensation from Metro Commerce for services rendered in his or her capacity as such.


                 Summary Compensation Table

                                           Long
                                           Term
                      Annual     Other   Compensa
                                           tion
                    Compensati   Annual   Awards      All
                        on                           Other
   Name and         Salar  Bon  Compensa Options   Compensa
                      y    us     tion              tion
  Principal    Ye    ($)   ($)    ($)      (#)        ($)
   Position    ar
John           19   120,0  25,     0        0        2,541
Cavallucci     96   00     890
Chief          19   75,90   0      0        0        2,410
Executive      95   1
Officer
               19   144,0  27,     0        0        7,795
               94   00     824

Charles O.     19   120,0  25,     0     6,30019     5,204
Hall           96   00     890
President/     19   101,6   0      0        0        3,675
               95   01
Chief          19   100,0  13,     0        0        1,372
Operating      94   51     912
Officer

Brian M. Riley 19   88,61  15,     0        0        5,415
               96   5      000
Executive Vice 19   n/a    n/a                        n/a
President/     95
Chief          19   n/a    n/a                        n/a
Financial      94
Officer



Employment Agreements
Mr. Cavallucci and Mr. Hall are each employed by Metro Commerce pursuant to written employment agreements.

Mr. Cavallucci
  Mr. Cavallucci's current agreement for employment as President and Chief Executive Officer of Metro Commerce commenced on January 1, 1995 and expires December 31, 2001. Mr. Cavallucci is entitled to receive payment of (i) an initial annual base of $144,000, payable semi-monthly, increased annually in accordance with a change in the consumer price index for the San Francisco Bay Area and increased at the sole discretion of Metro Commerce's Board of Directors (Mr. Cavallucci voluntarily accepted amendments to his contract providing for a salary of $75,901 in 1995 and $120,000 in 1996), and (ii) an annual bonus equal to one and one-half percent of Metro Commerce's pre-tax income if Metro Commerce's return on beginning equity equals or exceeds 10 percent during the fiscal year. Mr. Cavallucci is also entitled to be paid directors fees in an amount equal to such fees paid to other members of the Board of Directors so long as he remains a Director. Among other things, pursuant to his employment agreement, Mr. Cavallucci has been provided with an automobile, Metro Commerce's standard health insurance coverage provided to all Metro Commerce employees, vacation leave and a golf club membership. Furthermore, Metro Commerce paid legal fees and related costs in connection with Mr. Cavallucci's employment agreement and acquisition of control of Metro Commerce. Mr. Cavallucci was granted an incentive stock option to purchase 20,000 shares of MCB Financial of which 20 percent vests each year. He was also granted a nonstatutory stock option, exercisable on or before January 23, 1992, and exercised on January 23, 1992, to purchase 125,944 shares of Metro Commerce Common Stock which later became MCB Financial Common Stock.

  In the event Mr. Cavallucci's employment is terminated for any reason other than death, disability, voluntary retirement or cause he shall be entitled to receive severance payment in an amount equal to his then base salary for 36 months in one lump sum. If Mr. Cavallucci's employment is terminated for reasons of death, medical disability which would preclude performing duties as the Chief Executive Officer for a period of six months or voluntary retirement, he shall not be entitled to any severance payment; provided, however, that if such termination occurs as a result of such medical disability, he shall be entitled to receive severance payment in an amount equal to 150 percent of the annual base salary then in effect. In the event Mr. Cavallucci's employment is terminated for cause, he will not be entitled to any severance payment.

Mr. Hall
  Mr. Hall's current employment agreement as President and Chief Operating Officer commenced on January 1, 1996, and expires on December 31, 1998. Mr. Hall is entitled to receive payment of
(i) an initial base salary in the amount of $120,000, payable not less often than monthly, increased by the percentage increase in the CPI for the San Francisco Bay Area as well as at the discretion of the Board of Directors, and (ii) an annual bonus equal to one and one-half percent of Metro Commerce's pre-tax income if Metro Commerce's return on beginning equity equals or exceeds 10 percent during the fiscal year. Mr. Hall has been provided with an automobile, Metro Commerce's standard health insurance coverage provided to all Metro Commerce employees, vacation leave and a tennis club membership. Mr. Hall also participates in Metro Commerce's Deferred Compensation Plan For Executives into which Mr. Hall may elect to defer a portion of his current compensation and Metro Commerce agrees to contribute up to 50 percent of the amount of his deferral. Mr. Hall vests 50 percent in Metro Commerce contributions after completing all of his contractual deferrals and vests the remaining 50 percent upon reaching retirement age. Mr. Hall was granted an incentive stock option to purchase 20,000 shares of MCB Financial Common Stock of which 20 percent vests each year.

  In the event Mr. Hall's employment is terminated for any reason other than death, disability, voluntary retirement or cause he shall be entitled to a receive severance payment in an amount equal to his then annual base salary payable through December 31, 1998. If Mr. Hall's employment is terminated for reasons of death, disability, voluntary retirement or cause he will not be entitled to any severance payment, except that, if termination occurs as a result of a medical disability, he shall be entitled to receive severance payment in an amount equal to 25% of his then annual base salary.

Stock Options
  The following table sets forth information on the issuance of stock options during the year ended December 31, 1996.

                      Percent
                      of Total
           Number of  Options    Exercise   Expiratio
           Shares     Granted    Price      n
                      During                Date
                      1996
Charles    6,300    57.1%      $7.14      1/25/06
O. Hall

The following table presents information regarding the 1996 fiscal year end value of unexercised stock options held by the executive officers. There were no option exercises during the 1996 fiscal year. The market value as of December 31, 1996 was $10.50 per share.

Aggregate Option Exercises in 1996 and 1996 Year-
                End Option Values

                                         Value of
                            Number of    Unexercis
                                            ed
                           Unexercised    In-the-
                                           Money
                             Options      Options
                             at 1996      at 1996
                           Year-End (#)  Year-End
                                            ($)
                           Exercisable/  Exercisab
                                            le/
Name                       Unexercisabl  Unexercis
                               e         able
John Cavallucci            21,000 / -0-  41,370 /
                                            N/A
Charles O. Hall              15,960 /    36,595 /
                              5,040       18,194
Brian M. Riley             7,350 / -0-   16,023 /
                                            N/A








         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
           REGARDING MCB FINANCIAL AND METRO COMMERCE

  Certain of the directors and executive officers of MCB Financial and Metro Commerce, the companies or organization with which they are affiliated, and members of their immediate families are customers of, and had banking transactions with Metro Commerce in the ordinary course of Metro Commerce's business during 1996, and Metro Commerce expects to have banking transactions with such persons in the future. All loans and commitments to lend to such persons were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of management of Metro Commerce, did not involve more than a normal risk of collectibility or present other unfavorable features. All of such loans are current as to both principal and interest. As of February 28, 1997, extensions of credit to MCB Financial directors, executive officers and beneficial owners of more than five percent of MCB Financial Common Stock, and their affiliates, as a group, was approximately $2,725,906 which represents 26.4% of the equity capital accounts of MCB Financial as of that date. The maximum aggregate amount of credit extended to directors and executive officers of MCB Financial or Metro Commerce at any one time during 1996 was approximately $3,925,477 which, at that date, constituted approximately 39.9% of MCB Financial's equity capital.

Legal Proceedings
   There are various legal actions pending against MCB Financial arising from the normal course of business. MCB Financial is also named as defendant in various lawsuits in which damages are sought. Management, upon the advice of legal cousel handling such actions, believes that the ultimate resolution of these actions will not have a material effect on the financial position or results of operations of MCB Financial.

   In September 1992, Chino Valley Bank filed a complaint against Metro Commerce alleging that Metro Commerce and its Chief Executive Officer, John Cavallucci, had engaged in unfair competition with Chino Valley Bank. In June 1995, a jury rendered a verdict in favor of Chino Valley Bank and against Metro Commerce and Mr. Cavallucci in the amount of $795,000. Subsequently during 1995 Metro Commerce established a legal contingency reserve of $2.8 million, based on the amount of the jury verdict, the legal costs expected to be incurred by Metro Commerce, and the possibility of an award of attorneys' fees to the plaintiff. In addition, Metro Commerce agreed to indemnify Mr. Cavallucci for the amount of his personal liability to Chino Valley Bank, and Metro Commerce and Mr. Cavallucci reached an agreement with Metro Commerce's directors and officers liability insurance carrier pursuant to which the carrier agreed to pay $1.2 million of the amounts awarded to Chino Valley Bank. In February 1996, the trial court awarded Chino Valley Bank costs and attorneys' fees in the amount of $1,327,438. Subsequently, in March 1996 Metro Commerce and Mr. Cavallucci entered into a settlement agreement with Chino Valley Bank pursuant to which the parties agreed to settle all claims upon the payment of $2.1 million to Chino Valley Bank. As a result of the settlement agreement and the separate settlement with Metro Commerce's insurance carrier, Metro Commerce recovered and reversed approximately $1.8 million from the legal contingency reserve during the first quarter of 1996. This recovery reflects the final settlement of this matter.


                          PROPOSAL TWO:
        RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors of MCB Financial has selected and appointed Deloitte & Touche LLP, independent auditors, to audit the financial statements of MCB Financial for the year ending December 31, 1997. Deloitte & Touche LLP has served as MCB Financial's independent auditors since 1991. In recognition of the important role of the independent auditors, the Board of Directors has determined that its selection of the independent auditors should be submitted to the shareholders for review and ratification on an annual basis.

  Deloitte & Touche LLP had no interest, financial or otherwise, in MCB Financial or Metro Commerce.

  In the event the appointment is not ratified through the affirmative vote of a majority of the outstanding shares, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent auditors for 1997. Because of the difficulty and expense of making any substitution of accounting firms after the beginning of the current year, it is the intention of the Board of Directors that the appointment of Deloitte & Touche LLP for the 1997 fiscal year will stand unless for other reasons the Board of Directors deems it necessary or appropriate to make a change.
The Board of Directors also retains the power to appoint another independent public accounting firm to replace an accounting firm ratified by the shareholders in the event the Board of Directors determines that the interests of MCB Financial require such a change.

  A representative of Deloitte & Touche is expected to be present at the MCB Financial Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of shareholders.


                      SHAREHOLDER PROPOSALS

  MCB Financial's 1998 Annual Meeting of Shareholders is currently scheduled for May 22, 1998. To be included in MCB Financial's 1998 Proxy Statement, proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by MCB Financial no later than January 22, 1998.


                          OTHER MATTERS

  Management does not know of any matters to be presented at the MCB Financial Meeting other than those set forth above. However, if other matters come before the MCB Financial Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the MCB Financial Board of Directors on such matters. Discretionary authority to do so is included in the proxy.